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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 29, 1999


                         FIRSTPLUS FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)



             NEVADA                         0-27750              75-2561085
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(State or other jurisdiction of        (Commission File        (IRS Employer
        incorporation)                      Number)          Identification No.)

    1600 VICEROY, 8TH FLOOR     DALLAS TEXAS                        75235
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           (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (214) 599-6400




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
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(a)(1)(i)         On September 29, 1999,  Ernst & Young LLP ("E&Y")  resigned as principal accountant and delivered a letter to FIRSTPLUS Financial Group, Inc. (the "Company") informing the Company of the immediate cessation of the client-auditor relationship between the Company and E&Y.

(a)(1)(ii) E&Y's report on the financial statements for the fiscal year ended September 30, 1997 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified as to uncertainty, audit scope or accounting principles. No report has been issued for the three-month transition period ended December 31, 1997 or the fiscal year ended December 31, 1998.

                  The Company previously announced that it would implement new accounting guidance regarding the valuation of its retained interests from securitization transactions provided by the Financial Accounting Standards Board ("FASB") and the Securities and Exchange Commission ("SEC"). As reported in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, the FASB issued a draft Special Report ("A Guide to Implementation of Statement 125 on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, Questions and Answers, Second Edition") which was finalized during December 1998. In this Special Report, the FASB concluded that the "cash-out" method of valuing retained interests should be used to estimate fair value. The SEC Staff announced on December 8, 1998 that the change to the "cash-out" method should be made by restatement. Based on this guidance, the Company must revise its methodology for estimating the fair value of I/O Strips and Receivable from Trusts assets to the "cash-out" method from the previously used "cash-in" method.

                  As previously disclosed, the Company is required to restate its financial statements for each of the fiscal years in the three-year period ended September 30, 1997, the three-month transition period ended December 31, 1997, and the first three quarters of the fiscal year ended December 31, 1998.

                  As a result of limited resources and other issues, the Company has been unable to complete the previously announced restatement nor the preparation of its financial statements for the fiscal year ended December 31, 1998 or any subsequent period. As such, the Company has not yet filed its Annual Report on Form 10-K or its Quarterly Reports on Form 10-Q for the first two quarters of fiscal 1999. The Company is currently unable to make an assessment as to when it will be able to file its delinquent filings or any of its future filings. It is expected that the impact of the restatement will be material to the results of all prior periods. Accordingly, previously issued financial results for the periods indicated as affected by the restatement above should not be relied upon.

(a)(1)(iii) The Company is currently searching for a successor accounting firm but has not yet engaged any firm.



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(a)(1)(iv)        During the  Company's  two most  recent  fiscal  years and the interim period preceding E&Y's resignation, there were no disagreements with E&Y on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if they were not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matters of the disagreements in connection with its reports, except as described below.

                    (A) During the quarter ended December 31, 1997 and extending through the quarter ended March 31, 1998, extreme market uncertainties resulted in a re-evaluation of the Company's residual assets for the three months ended December 31, 1997. This re-evaluation resulted in a restatement of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997. Prior to the restatement of the Quarterly Report on Form 10-Q for quarter ended December 31, 1997 and the filing of the Quarterly
                         Report on Form 10-Q for the quarter ended March 31, 1998, management and E&Y had a disagreement concerning the selection of an appropriate discount rate for properly valuing the residual assets. The disagreement was resolved prior to filing the Company's Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                    (B) The Board of Directors discussed the subject matter of the disagreement with representatives of E&Y.

                    (C)  The Company has  authorized  the former  accountant  to respond fully to the inquiries of any successor accountant concerning the subject matter of the disagreement.

(a)(3) The Company has provided E&Y with a copy of the disclosures it is making in this report, and the Company has requested that E&Y furnish it with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein, and if not, stating the respects in which it does not agree. The Company has filed E&Y's letter as an exhibit to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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         (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
                  Not Applicable.
         (B)      PRO FORMA FINANCIAL INFORMATION.
                  Not Applicable.
         (C)      EXHIBITS.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

         99.1     Letter from Ernst & Young LLP


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                          FIRSTPLUS FINANCIAL GROUP, INC.



Date: October 6, 1999                     By:  /s/ Daniel T. Phillips
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                                              Name:    Daniel T. Phillips
                                              Title:   Chairman of the Board and
                                                       Chief Executive Officer